Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Commission

Date of Report (Date of earliest event reported): December 23, 2005.

Tabatha IV, Inc.
(Exact name of registrant as specified in its charter)

Colorado	0-31765	84-1536520
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2735 Villa Creek, Suite 175, Dallas, Texas 75234
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (469) 522-6222

Form 8-K
Tabatha IV, Inc.

Item 1.02.	Termination of a Material Definitive Agreement.

On November 17, 2005, we executed a memorandum of understanding (the “MOU”) with Humanity Capital, Inc., a Texas corporation (“HCI”), relating to our proposed acquisition of HCI solely for shares of our common stock.

On December 23, 2005, our management became aware of the fact that a definitive agreement between us and HCI had, in fact, already been executed and consummated on May 13, 2005, making HCI our wholly-owned subsidiary. Thus, the MOU with HCI became of no use and was abandoned.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Dated: March 9, 2006.	TABATHA IV, INC.

By:	/s/ MIMBI ROBERTSON
Mimbi Robertson, President